UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report: February 23, 2001



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                                      51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
       SCOTTSDALE,  ARIZONA                                      85260-1619
(Address  of  Principal  Executive  Offices)                    (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  7.  EXHIBITS.
   (e)  Exhibits
         (99)  Press  Release  of  the  Company  dated  February  22,  2001

ITEM  9.  REGULATION  FD  DISCLOSURE.

On February 22, 2001, Dial issued a press release announcing that Herb Baum, Dial Corporation Chairman, President and CEO, will present to investors at Merrill Lynch's 14th Annual Global Branded Consumer Products Conference , a copy of which is filed herewith as Exhibit 99.


SIGNATURE.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
February  23,  2001



/s/  Conrad  A.  Conrad
     Executive  Vice  President  and  Chief  Financial  Officer






                                                                      EXHIBIT 99

          STEPHEN  BLUM  -  INVESTOR  RELATIONS
          (480)  754-5040

          TOM  HERRMANN  -  CORPORATE  COMMUNICATIONS
          (480)  754-2202


                    The Dial Corporation Chairman to Present
                           At Merrill Lynch Conference

SCOTTSDALE, ARIZ. - FEBRUARY 22, 2001 - The Dial Corporation (NYSE: DL) Chairman, President and CEO Herbert M. Baum will present to investors at Merrill Lynch's 14th Annual Global Branded Consumer Products Conference on Wednesday, February 28, 2001, in New York. Mr. Baum will speak at 1:05 p.m. Eastern Standard Time.

     A live audio web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com. A replay of the web cast will be available through the same link through March 7, 2001.

The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels and Freeman Cosmetics personal care brands. Dial products have been in the marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.

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